UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 11, 2015
Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)

(214) 981-0700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2015, Energy Transfer Partners, L.P. (“ETP”) filed a Current Report on Form 8-K under Item 5.02 , which provided that Martin Salinas, Jr. would be leaving ETP and his role as Chief Financial Officer upon closing of the transactions contemplated under that certain agreement and plan of merger, as amended between ETP and Regency Energy Partners LP. Consistent with the filing, Mr. Salinas’ resigned as Chief Financial Officer effective April 30, 2015 and his employment with ETP terminated as of May 1, 2015.

In connection with Mr. Salinas’ termination of employment, Mr. Salinas and ETP entered into a Separation and Non-Solicit Agreement and Full Release of Claims (the “Separation Agreement”), which Separation Agreement became effective, after expiration of a revocation period, on May 9, 2015. The Separation Agreement provides for:

(i)
Payment to Mr. Salinas of a lump sum total gross amount equal to Three Hundred Seven Thousand Five Hundred ($307,500) Dollars; less all required government payroll deductions and withholding, which is an amount equal to eight (8) months of Mr. Salinas base salary;

(ii)
An additional lump sum payment to Mr. Salinas of Five Hundred Forty-Six Thousand Seven Hundred Fifty ($546,750.00) Dollars, less all required government payroll deductions and withholding, which is an amount equal to Mr. Salinas’ target bonus award for 2015 under the Energy Transfer Partners. L.L.C. Annual Bonus Plan;

(iii)
Payment by ETP of the full cost of Mr. Salinas’ premium for continued health insurance coverage under ETP's health insurance plan and the Consolidated Omnibus Budget Reconciliation Act (COBRA) through December 31, 2015;

(iv)
Acceleration of the vesting of all unvested restricted common units awarded to Mr. Salinas pursuant to the terms of the Second Amended and Restated ETP 2008 Long-Term Incentive Plan (the “ETP Unit Plan”) and the Sunoco Partners LLC Long-Term Incentive Plan, as amended (the “SXL Unit Plan”). As of May 9, 2015, Mr. Salinas had outstanding awards under the ETP Unit Plan of 61,841 restricted common units and 32,600 restricted common units under the SXL Unit Plan that were otherwise not scheduled to vest until after Mr. Salinas’ termination of employment (collectively the “Accelerated Vesting Units”);

(v)
A standard release of claims in favor of ETP, its parent entities, specifically including Energy Transfer Equity, L.P. and its and their respective past and present subsidiaries, affiliates, partners, directors, officers, owners, shareholders, employees, benefit plans, benefit plan fiduciaries, predecessors, joint employers, successor employers and agents;

(vi)	A mutual non-disparagement provision;

(vii)	A confirmation of Mr. Salinas’ confidentiality and proprietary information obligations; and

(viii)	A one (1) year non-solicitation agreement in favor of ETP and its affiliates.

The foregoing summary of the Separation Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Separation and Non-Solicit Agreement and Full Release of Claims

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.

By: Energy Transfer Partners GP, L.P., its general partner
By: Energy Transfer Partners, L.L.C., its general partner

Date: May 14, 2015

	By:	/s/ Thomas P. Mason
	Name:	Thomas P. Mason
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation and Non-Solicit Agreement and Full Release of Claims